SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement     [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         DREYFUS GLOBAL BOND FUND, INC.
           -----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

          -------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules
         14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement no.:

         (3)      Filing Party:

         (4)      Date Filed:

--------
  * Set forth the amount on which the filing fee is calculated and state how it was determined.

PRELIMINARY COPY

                         DREYFUS GLOBAL BOND FUND, INC.
                 ----------------------------------------------

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                 ----------------------------------------------


To the Shareholders:

          A Special Meeting of Shareholders of Dreyfus Global Bond Fund, Inc. (the "Fund") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York, on Friday, September 17, 1999 at 10:00 a.m., for the following purposes:

          1. To approve a Sub-Investment Advisory Agreement between The Dreyfus Corporation and Pareto Partners.

          2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

          Shareholders of record at the close of business on July 2, 1999 will be entitled to receive notice of and to vote at the meeting. By Order of the Board


                                                     Margaret W. Chambers
                                                     Secretary

New York, New York
July __, 1999


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                       WE NEED YOUR PROXY VOTE IMMEDIATELY

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE MEETING OF SHAREHOLDERS OF THE FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.
-------------------------------------------------------------------------------

PRELIMINARY COPY

                         DREYFUS GLOBAL BOND FUND, INC.

                                 PROXY STATEMENT

                        A SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON FRIDAY, SEPTEMBER 17, 1999


          This proxy statement is furnished in connection with a solicitation of proxies by the Board of Dreyfus Global Bond Fund, Inc. (the "Fund") to be used at the Special Meeting of Shareholders (the "Meeting") of the Fund to be held on Friday, September 17, 1999 at 10:00 a.m., at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Shareholders of record at the close of business on July 2, 1999 are entitled to receive notice of and to vote at the Meeting. Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If any enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Fund, which must indicate the shareholder's name and account number. To be effective, such revocation must be received before the Meeting. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

          As of June __, 1999, the Fund had outstanding __________________ shares.

          It is estimated that proxy materials will be mailed to shareholders of record on or about July __, 1999. The principal executive offices of the Fund are located at 200 Park Avenue, New York, New York 10166. COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO THE FUND AT 144 GLENN CURTISS BOULEVARD, UNIONDALE, NEW YORK 11556-0144, OR BY CALLING TOLL-FREE 1-800-645- 6561.

PROPOSAL 1:    TO APPROVE A SUB-INVESTMENT ADVISORY AGREEMENT BETWEEN THE
               DREYFUS CORPORATION AND PARETO PARTNERS

          The Dreyfus Corporation ("Dreyfus"), located at 200 Park Avenue, New York, New York 10166, serves as the Fund's investment adviser. Dreyfus is a wholly-owned subsidiary of Mellon Bank, N.A., which is a wholly-owned subsidiary of Mellon Bank Corporation ("Mellon"). Dreyfus supervises and assists in the overall management of the Fund's affairs under a Management Agreement with the Fund (the "Management Agreement"). Dreyfus has advised the Fund's Board that it desires to enter into a Sub-Investment Advisory Agreement (the "Sub- Advisory Agreement") with Pareto Partners ("Pareto"), pursuant to which the Fund would obtain the benefits of Pareto's personnel and other resources. Pareto is an indirect, partially-owned subsidiary of Mellon and, thus, an affiliate of Dreyfus.

          Under the Sub-Advisory Agreement, Pareto would serve as the Fund's sub-investment adviser and, subject to Dreyfus' supervision, would provide investment advisory assistance and day-to-day management of the Fund's investments.

          Pareto, located at 271 Regent Street, London W1R 8PP, England, is a partnership governed by English law and a registered investment adviser under the Investment Advisers Act of 1940, as amended. Pareto has three partners--Palomar Management, located at Pickfords Wharf, Clink Street, London SE1 9DG, England, EXEL Cumberland Limited, located at 35 Basinghall Street, London EC2V 5DB, England, and MGIC-UK Limited, an indirect subsidiary of Mellon located at 52 Bedford Square, London WC1B 3EX, England. The principal executive officer of Pareto is Paul A. Dimitruk, Chairman. Pareto was formed in November 1990 and as of April 30, 1999, managed approximately $28 billion in discretionary accounts and other investment companies. Christine V. Downton is the Chief Investment Officer of Pareto and has been employed by Pareto since April 1991. Ms. Downton has been the Fund's primary portfolio manager and an employee of Dreyfus since September 1996 and would continue to serve as the Fund's primary portfolio manager.

          On May 25, 1999, the Board, including all Board members who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund or Dreyfus, approved the Sub-Advisory Agreement and determined to submit it to the Fund's shareholders. A copy of the Sub-Advisory Agreement is attached as Exhibit A to this Proxy Statement.

          THE SUB-ADVISORY AGREEMENT WOULD NOT INCREASE THE ANNUAL MANAGEMENT FEE PAID BY THE FUND WHICH IS .70% OF THE VALUE OF THE FUND'S AVERAGE DAILY NET ASSETS. Dreyfus would pay Pareto, out of the management fee Dreyfus receives from the Fund, a monthly fee at the annual rate set forth below as a percentage of the Fund's average daily net assets:

                                        ANNUAL FEE AS A PERCENTAGE OF THE
AVERAGE DAILY NET ASSETS                FUND'S AVERAGE DAILY NET ASSETS
------------------------                ----------------------------------

0 to $100 million                                 .22%
$100 million to $1 billion                        .20%
$1 billion to $1.5 billion                        .18%
$1.5 billion or more                              .16%

          If approved by shareholders, the Sub-Advisory Agreement would take effect on or about October 1, 1999 and would continue in force until March 31, 2001 and from year to year thereafter, but only as long as its continuance was approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Fund's Board members who are not "interested persons" (as defined in the 1940 Act) and (ii) the vote of either a majority of the Fund's Board or a majority of the Fund's outstanding shares.

          The Sub-Advisory Agreement would be terminable (i) by Dreyfus upon 60 days' notice to Pareto, (ii) by the Fund's Board or by vote of a majority of the Fund's outstanding shares upon 60 day's notice to Pareto, or (iii) by Pareto upon not less than 90 days' notice to the Fund and Dreyfus. The Sub-Advisory Agreement would terminate automatically in the event of its assignment and would terminate upon the termination of the Management Agreement.

          The Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations thereunder, Pareto shall not be liable for any act or omission in the course of or in connection with the rendering of its sub-advisory services.

BOARD CONSIDERATION

          In approving the Sub-Advisory Agreement and recommending its submission to the Fund's shareholders for their approval, the Fund's Board considered the following factors: (1) the Fund would continue to receive the benefits of Ms. Downton's services and, in addition, would receive the benefits of a sub-advisory relationship with Pareto at no additional cost, and (2) the representation that there would be no reduction in the scope and quality of the advisory and other services provided to the Fund.

VOTE REQUIRED AND BOARD'S RECOMMENDATION

          Approval of this Proposal requires the affirmative vote of (a) 67% of the Fund's outstanding voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

THE FUND'S BOARD, INCLUDING THE "NON-INTERESTED" BOARD MEMBERS, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1.

                             ADDITIONAL INFORMATION

          Premier Mutual Fund Services, Inc., with principal offices at 60 State Street, Boston, Massachusetts 02109, serves as the Fund's distributor.

          Dreyfus Transfer, Inc., a wholly-owned subsidiary of Dreyfus, P.O. Box 9671, Providence, Rhode Island 02940-9671, serves as the Fund's transfer and dividend disbursing agent.

          The Bank of New York, 90 Washington Street, New York, New York 10286, acts as custodian of the Fund's investments.

                               VOTING INFORMATION

          The Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, and the Fund may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. The Fund may retain an outside firm to assist in the solicitation of proxies primarily by contacting shareholders by telephone and telegram, which would cost approximately $16,000 and would be borne by the Fund. Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the shareholder's identity. In all cases where a telephonic proxy is solicited, the shareholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of a non-individual) and the number of shares owned and to confirm that the shareholder has received the Fund's proxy statement and proxy card in the mail. Within 72 hours of receiving a shareholder's telephonic or electronically transmitted voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instructions are not correctly reflected in the confirmation. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the Meeting and voting in person.

          If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares on a particular matter with respect to which the broker or nominee does not have a discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote in favor of a proposal. For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining requisite approval for the Proposal.

          If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the Proposal, the percentage of favorable votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy. A shareholder vote may be taken for the Proposal in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present for the Fund, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" the Proposal in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" the Proposal against any adjournment of the Meeting. A quorum is constituted by the presence in person or by proxy of the holders of at least one-third of the Fund's outstanding shares entitled to vote at the Meeting.

          [As of June __, 1999, the following stockholders were known by the Fund to own of record and beneficially 5% or more of the Fund's outstanding voting securities: Insert 5% holders] [The following table sets forth the number of shares of the Fund beneficially owned as of June __, 1999 by the Fund's Board members and officers owning Fund shares on such date. In each case, such amount constitutes less than 1% of the Fund's outstanding shares.]

                                 OTHER MATTERS

          The Fund's Board is not aware of any other matters which may come before the Meeting. However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

               NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
                               AND THEIR NOMINEES

          Please advise the Fund, in care of Dreyfus Transfer, Inc., P.O. Box 9671, Providence, Rhode Island 02940-9671, whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated:  July __, 1999

                                    EXHIBIT A

                        SUB-INVESTMENT ADVISORY AGREEMENT

                             THE DREYFUS CORPORATION
                                 200 Park Avenue
                            New York, New York 10166


                                                        October 1, 1999

Pareto Partners
271 Regent Street
London W1R 8PP, England

Dear Sirs:

          As you are aware, Dreyfus Global Bond Fund, Inc. (the "Fund") desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in its Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund has employed The Dreyfus Corporation (the "Adviser") to act as its investment adviser pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you. The Adviser desires to employ you to act as the Fund's sub- investment adviser.

          In connection with your serving as sub-investment adviser, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

          Subject to the supervision and approval of the Adviser, you will provide investment management of the Fund's portfolio in accordance with the Fund's investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will supervise the Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. You will furnish to the Adviser or the Fund such statistical information with respect to the investments which the Fund may hold or contemplate purchasing, as the Adviser or the Fund may reasonably request. The Fund and the Adviser wish to be informed of important developments materially affecting the Fund's portfolio and shall expect you, on your own initiative, to furnish to the Fund or the Adviser from time to time such information as you may believe appropriate for this purpose.

          You shall exercise your best judgment in rendering the services to be provided hereunder, and the Adviser agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Adviser, the Fund or the Fund's security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

          In consideration of services rendered pursuant to this Agreement, the Adviser will pay you, on the first business day of each month, out of the management fee it receives and only to the extent thereof, a fee calculated daily and paid monthly at the annual rate set forth below as a percentage of the Fund's average daily net assets for the preceding month:

                                             ANNUAL FEE AS A PERCENTAGE OF THE
AVERAGE DAILY NET ASSETS                     FUND'S AVERAGE DAILY NET ASSETS
------------------------                     ---------------------------------
0 to $100 million                                      .22%
$100 million to $1 billion                             .20%
$1 billion to $1.5 billion                             .18%
$1.5 billion or more                                   .16%


          Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of date of termination of this Agreement.

          For the purpose of determining fees payable to you, the value of the Fund's net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of the Fund's net assets.

          You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Fund (other than those borne by the Adviser) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or the Adviser or any affiliate of you or the Adviser, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

          The Adviser understands that you now act, and that from time to time hereafter you may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Adviser has no objection to your so acting, provided that when purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.

          In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee, or agent or one under your control or direction even though paid by you.

          This Agreement shall continue until March 31, 2001, and thereafter shall continue automatically for successive annual periods ending on March 31 of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty (i) by the Adviser upon 60 days' notice to you, (ii) by the Fund's Board or by vote of the holders of a majority of the Fund's shares upon 60 days' notice to you, or (iii) by you upon not less than 90 days' notice to the Fund and the Adviser. This Agreement also will terminate automatically in the event of its assignment (as defined in said Act). In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                Very truly yours,


                                THE DREYFUS CORPORATION


                                By:_________________________


Accepted:

PARETO PARTNERS

By:  Palomar Management


By:_____________________________

PRELIMINARY COPY

                         DREYFUS GLOBAL BOND FUND, INC.


          The undersigned shareholder of DREYFUS GLOBAL BOND FUND, INC. (the "Fund") hereby appoints Robert R. Mullery and Michael A. Rosenberg and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on July 2, 1999 at a Special Meeting of Shareholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York, at 10:00 a.m. on Friday, September 17, 1999, and at any and all adjournments thereof, with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposal, as more fully described in the proxy statement for the Meeting.

          Please mark boxes in blue or black ink.

          1. To approve a Sub-Investment Advisory Agreement between The Dreyfus Corporation and Pareto Partners.

          /   / FOR            /   / AGAINST                /   / ABSTAIN

          2. To transact such other business as may properly come before the Meeting, or any adjournment(s) thereof.

THIS PROXY IS SOLICITED BY THE FUND'S BOARD AND WILL BE VOTED FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.

                              Signature(s) should be exactly as name or names appearing on this form. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.


                                                       Dated:__________, 1999



                                            -------------------------
                                            Signature(s)


                                            -------------------------
                                            Signature(s)





Sign, Date and Return this Proxy Card
Promptly Using the Enclosed Envelope.